Exhibit 3.2

AMENDED & RESTATED BYLAWS

OF

HOMESTREET, INC.

ARTICLE 1.

SHAREHOLDERS

1.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on a date and at a time to be set by the Board of Directors of the corporation (the “Board”), for the purposes of electing directors and transacting such other business as may come before the meeting.

1.2 SPECIAL MEETINGS. Unless otherwise provided by law, special meetings of the shareholders may be called by the Chairman of the Board (the “Chairman”), by the Chief Executive Officer (“CEO”), by the Board, or by the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting.

1.3 PLACE OF MEETING. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington as may be designated by the Chairman, the CEO, or the Board, pursuant to proper notice.

1.4 NOTICE OF MEETING. Written notice of each meeting of shareholders shall be delivered to each shareholder entitled to vote at the meeting, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given no fewer than ten nor more than 60 days before the meeting date, except that notice of a shareholders meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of substantially all of the assets of the corporation, or the dissolution of the corporation shall be given no fewer than twenty nor more than 60 days before the meeting date. Notice may be transmitted by mail, private carrier, or personal delivery; by telegraph or teletype; by telephone, wire, or wireless equipment which transmits a facsimile of the notice; or by electronic mail. Notice shall be effective (a) if mailed, when deposited in the U.S. mail, with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current shareholder records, (b) if transmitted by private carrier, upon the day delivery is guaranteed by the carrier, (c) if personally delivered, upon delivery, and (d) in all other cases, when dispatched.

1.5 WAIVER OF NOTICE. A shareholder may waive any notice required to be given by these Bylaws or by the Articles of Incorporation before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the corporation for inclusion in the corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or the transaction of business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice, assuming the shareholder is present at the meeting at such time.

1.6 QUORUM. Unless otherwise required by law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders meeting. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented at a meeting, other than to object to the holding of the meeting or to the transaction of business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally noted.

1.7 PROXIES. At all shareholders meetings a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after eleven months from the date of its execution.

1.8 VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

1.9 MANNER OF ACTING. At a meeting at which a quorum is represented, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or by the Articles of Incorporation. In the election of directors, the candidates receiving the highest number of votes shall be elected.

1.10 CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by either (i) all shareholders entitled to vote with respect to the subject matter thereof; or (ii) shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote on the action were present and voted. Any such consent shall be inserted in the minute book with the same effect as if it were the minutes of a shareholders meeting.

1.11 TELEPHONIC MEETINGS. The shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear each other. Subject to the notice requirements of Section 1.4 above, such a meeting shall be considered a duly held shareholders meeting, and participation by such means shall constitute presence in person at the meeting.

1.12 RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, of shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, which shall not in any case be more than 50 days and, in the case of a meeting of shareholders, less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the day before the date on which notice of the meeting is first delivered shall be the record date. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board declaring such dividend is adopted shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE 2.

BOARD OF DIRECTORS

2.1 GENERAL POWERS. All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided by law or the Articles of Incorporation.

2.2 NUMBER AND QUALIFICATION. The Board shall be composed of at least nine but not more than thirteen directors, the exact number to be determined by the Board from time to time. The permissible range of directors may be changed from time to time by an amendment to these Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors must be shareholders of the corporation and residents of the United States.

2.3 ELECTION AND TERM OF OFFICE. Approximately one-third of the directors shall be elected at each annual meeting of shareholders, and each director shall hold office for a period of three years, until his or her successor is elected and qualified if later than three years, or until his or her earlier resignation or removal. Directors may be reelected to successive or additional terms on the Board.

2.4 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected at each annual meeting of shareholders, to serve for a period of one year, until his or her successor is elected and qualified if later than one year, or until his or her earlier resignation or removal. The Chairman shall, if present, preside over all shareholders meetings and at all meetings of the Board, and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board. The Chairman may also serve as an Executive Officer of the corporation.

2.5 REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders, or at the same time and place as the next regularly scheduled Board meeting following the annual meeting of shareholders. In addition, the Board shall meet at least two additional times during each year, at such time and place, either within or without the State of Washington, as may be set by the Board, the Chairman, or the CEO. So long as a schedule of all such regular meetings for the year is provided to all directors in accordance with Section 2.7 at least one day prior to the date of the first such regular meeting, no additional notice of such meetings need be given.

2.6 SPECIAL MEETINGS. Special Board meetings may be called by the Chairman or the CEO at his or her discretion, or at the request of any two directors. The Chairman or CEO may fix any place either within or without the State of Washington as the place for holding any special Board meeting so called.

2.7 NOTICE.

2.7.1 METHOD. Subject to Section 2.5 above, written or oral notice of each Board meeting shall be delivered to each director at least one day before the meeting. Written notice may be transmitted by mail, private carrier, or personal delivery; by telegraph or teletype; by telephone, wire, or wireless equipment which transmits a facsimile of the notice; or by electronic mail. Oral notice may be communicated in person or by telephone, wire, or wireless equipment which does not transmit a facsimile of the notice, and shall be effective when communicated.

2.7.2 EFFECTIVENESS. Written notice shall be deemed effective upon the earliest of:

(a) if transmitted by mail, five days after being deposited in the United States mail, correctly addressed, with first class postage prepaid;

(b) if transmitted by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, on the date shown on the return receipt;

(c) if transmitted by private carrier, upon the day delivery is guaranteed by the carrier;

(d) if transmitted by any other means, and if sent to the recipient’s address, telephone number, or other number appearing on the records of the corporation, upon dispatch; or

(e) upon receipt.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

2.8 WAIVER OF NOTICE. A director may waive notice of a meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in writing, signed by the director and delivered to the corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

2.9 QUORUM. Unless otherwise required by law, a majority of the number of directors set by the Board shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum is present, a majority of the directors present may adjourn the meeting to another time without further notice.

2.10 MANNER OF ACTING. Unless otherwise required by law or by the Articles of Incorporation, the act of a majority of the directors present at a meeting shall be the act of the Board, provided that a quorum is present at the time the vote on such action is taken.

2.11 VACANCIES. Any vacancy occurring on the Board shall be filled as soon as practicable, either (a) at a regular meeting of the Board, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board or (b) by the shareholders at an annual meeting or at a special meeting called for that purpose, unless either the Board or the shareholders elect not to fill such vacancy and to decrease the size of the Board in accordance with these Bylaws. A director elected to fill a vacancy due to death, resignation, or removal shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled for a term extending only until the next annual meeting of shareholders.

2.12 REMOVAL. At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, for good cause, by a vote of the shareholders.

2.13 COMPENSATION. A director may not directly or indirectly receive any pay or compensation, except in accordance with applicable law. A director may receive, by affirmative vote of a majority of all the directors, reasonable compensation for (a) attendance at meetings of the Board; (b) service as an officer of the corporation, provided that his or her duties as an officer require and receive his or her regular and faithful attendance at the corporation; (c) service in appraising real property for the corporation; and (d) service as a member of a committee of the Board; provided that, a director receiving compensation for service as an officer pursuant to (b) shall not receive any additional compensation for service under (a), (c), or (d).

2.14 PRESUMPTION OF ASSENT. A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a) the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting;

(b) the director’s dissent or abstention from the action is entered in the minutes of the meeting; or

(c) the director delivers his or her written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after the adjournment of the meeting.

A director who voted in favor of such action may not dissent or abstain.

2.15 CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors; provided, however, that such written consent may be signed by less than all of the directors if such lesser number is permitted by applicable law. Any such written consent shall be inserted in the minute book with the same effect as if it were the minutes of a Board meeting.

2.16 COMMITTEES. The Board by resolution may designate one or more committees. Each such committee:

(a) must have two or more members;

(b) must be governed by the same rules regarding meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements as apply to the Board; and

(c) to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to: (1) authorize or approve dividends or distributions except according to a general formula or method prescribed by the Board; (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof; (4) amend the Articles of Incorporation; (5) adopt, amend, or repeal the Bylaws; (6) approve a plan of merger not requiring shareholder approval; or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or an Executive Officer of the corporation, to do so within limits specifically prescribed by the Board.

2.17 TELEPHONIC MEETINGS. Members of the Board or any committee appointed by the Board may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear each other. Subject to the notice requirements of Section 2.7 above, such a meeting shall be considered a duly held meeting of the Board or the committee, and participation by such means shall constitute presence in person at the meeting.

ARTICLE 3.

OFFICERS

3.1 DESIGNATION. The executive officers of the corporation shall be a CEO, a President, a Chief Financial Officer (“CFO”), one or more Executive Vice Presidents, one or more Senior Vice Presidents, and a Secretary, and may also include, from time to time, a Vice Chairman as determined by the Board (the “Executive Officers”). Such other Vice Presidents, officers and assistant officers may be designated by the Board or the CEO. Any two or more offices may be held by the same person.

3.2 ELECTION AND TERM OF OFFICE. The Executive Officers of the corporation shall be elected by the Board for such term as the Board may deem advisable or may be elected to serve for an indefinite term at the pleasure of the Board. Such officers shall be elected at the first Board meeting held after the expiration of the term of office. Each such officer shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Any other officers below the level of Senior Vice President shall be appointed by either the Board, the CEO, or the President for such term as they may deem advisable or may be appointed to serve for an indefinite term at the pleasure of the Board, the CEO, or the President, as the case may be, subject to the ultimate authority of the Board.

3.3 REMOVAL. The Executive Officers of the corporation may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any other officers below the level of Senior Vice President may be removed by the Board, the CEO, or the President, subject to the ultimate authority of the Board, whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

3.4 VACANCIES. A vacancy in any Executive Officer position because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board, and a vacancy in any other officer position may be filled by the CEO, or the President, as applicable, for the unexpired portion of the term.

3.5 CHIEF EXECUTIVE OFFICER. The CEO shall be the senior executive officer of the corporation, with management responsibility for all operations of the corporation, and shall exercise and perform such specific powers and duties as may be assigned from time to time by the Board. Without limiting the foregoing, the CEO may sign on behalf of the corporation certificates for shares of the corporation, deeds, mortgages, bonds, contracts, notes, or other instruments that the Board has authorized to be executed, except when the execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or when such documents are required by law to be otherwise signed or executed by some other officer or in some other manner. In the absence of the Chairman, the CEO shall have and perform all other powers and duties of the Chairman.

3.6 PRESIDENT. The President shall exercise and perform such powers and duties as may be assigned from time to time by the Board. In the absence of the CEO, the President shall have and perform all other powers and duties of the CEO. The President may sign on behalf of the corporation certificates for shares of the corporation, deeds, mortgages, bonds, contracts, notes, or other instruments that the Board has authorized to be executed, except when the execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or when such documents are required by law to be otherwise signed or executed by some other officer or in some other manner.

3.7 CHIEF FINANCIAL OFFICER. The CFO shall: (a) Have charge and custody of and be responsible for all funds and securities of the bank; (b) Receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (c) in general, perform all of the duties incident to the office of CFO and such other duties as from time to time may be assigned by the CEO or by the Board. The CFO may, with the approval of the CEO or the Board, appoint and delegate certain of his or her responsibilities to a corporate Treasurer.

3.8 EXECUTIVE VICE PRESIDENTS. In the event of the absence or death of both the CEO and the President, or the inability or refusal of both such Executive Officers to act, the Board shall designate one or more of the Executive Vice Presidents to perform the duties of the CEO and the President. Such Executive Vice President(s), when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO and the President, as applicable. Executive Vice Presidents shall perform such other duties as from time to time may be assigned by the Board, the CEO, or the President.

3.9 OTHER VICE PRESIDENTS. The Senior Vice Presidents and other Vice Presidents shall perform such duties as from time to time may be assigned by the Board, the CEO, or the President, as applicable.

3.10 SECRETARY. The Secretary shall:

(a) Prepare and keep the minutes of shareholders and Board meetings in one or more books provided for that purpose;

(b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) Be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

(d) Authenticate records of the corporation when necessary or appropriate;

(e) Keep a register of the post office address of each shareholder as furnished to the Secretary by each shareholder;

(f) Sign with the CEO, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board;

(g) Have general charge of the stock transfer books of the corporation; and

(h) In general perform all duties as from time to time may be assigned by the CEO or by the Board.

3.11 COMPENSATION. The compensation of all Executive Officers of the corporation shall be fixed from time to time by the Board; provided, that the Board may delegate to the CEO or the President the responsibility for fixing all compensation other than that of the CEO and the President, subject to the ultimate authority of the Board. The compensation of all other officers below the level of Senior Vice President shall be set by the CEO or the President, subject to the ultimate authority of the Board.

ARTICLE 4.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

4.1 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the CEO and by the Secretary and shall include thereon written notice of any restrictions which the Board may impose on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

4.2 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney in fact authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares.

ARTICLE 5.

BOOKS, RECORDS, AND REPORTS

5.1 MINUTES. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

5.2 ACCOUNTING RECORDS AND FINANCIAL STATEMENTS. The corporation shall maintain appropriate accounting records. Not later than four (4) months after the close of each fiscal year, the corporation shall prepare: (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the fiscal year, and (b) an income statement showing the results of its operations during the fiscal year. Such statements may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate. If financial statements are prepared for any purpose on the basis of generally accepted accounting principles, the annual statements pursuant to this paragraph must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared only on a basis other than generally accepted accounting principles, they must be prepared, and disclose that they are prepared, on the same basis as other reports and statements prepared by the corporation for the use of others.

5.3 STOCK RECORDS. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. For a period beginning ten days prior to any shareholders meeting and continuing through the meeting, an alphabetical list of the names of all shareholders of the corporation entitled to notice of the meeting, with address and number of shares held, shall be made available for inspection by any shareholder during normal business hours at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. Such shareholder list shall also be available at the meeting or any adjournment of the meeting.

5.4 REPORTS. The Corporation shall make such periodic reports to state and federal regulatory authorities, and the Board shall require such additional reports to be prepared for its review, as are required by applicable law.

ARTICLE 6.

FISCAL YEAR

The fiscal year of the corporation shall be the twelve month period ending on December 31 in each year, or such other fiscal year as may be adopted from time to time by the Board.

ARTICLE 7.

CONTRACTS

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.

ARTICLE 8.

AMENDMENTS

These Bylaws may be amended or repealed, and new bylaws may be adopted, either:

(a) by the shareholders at an annual or special meeting, provided that notice of the meeting includes a description of the proposed change to the Bylaws; or

(b) by the Board, except to the extent such power is reserved to the shareholders by law or by the Articles of Incorporation, or unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board may not amend or repeal that bylaw.

ARTICLE 9.

RESTRICTIONS ON OFFICERS AND DIRECTORS

9.1 AFFILIATIONS.

A director of the corporation shall not serve as an officer, employee, or member of the board of directors of another financial institution or financial institution holding company except to the extent permitted by applicable law, and then only if such affiliation is disclosed and consented to by a majority of the other members of the Board.

9.2 DEALINGS WITH INTERESTED PERSONS. Except as otherwise provided by the Articles of Incorporation, these Bylaws, or applicable law, the corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, members, or otherwise, as freely as though such interest did not exist, and, in the absence of fraud, the fact that any director, officer, shareholder, or any corporation, association, firm or other entity of which any director, officer, or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to the corporation for any profits therefrom. Notwithstanding the foregoing, no director, officer, or shareholder of the corporation shall engage in any transaction relating to the corporation that would be prohibited by applicable law.

ARTICLE 10.

INDEMNIFICATION

10.1 INDEMNITEE. The term “Indemnitee” as used in this Article 10 shall mean any person who was or is threatened to be made a party to or is otherwise involved (including,

without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent.

10.2 RIGHT TO INDEMNIFICATION.

10.2.1 SCOPE. Each Indemnitee shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, penalties, and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Except as provided in Section 10.2.2(b) below, the determination otherwise required by RCW 23B.08.550 shall not be required in connection with indemnification pursuant to this Section 10.2.1.

10.2.2 EXCEPTIONS.

(a) Such right of indemnification shall not exist where the act or omission of the Indemnitee involves (i) intentional misconduct or a knowing violation of the law, (ii) a violation of RCW 23B.08.310 (as now in effect or as it may hereafter be amended), or (iii) any transaction in which the Indemnitee has received or will receive a benefit in money, property, or services to which he or she is not legally entitled.

(b) Such right of indemnification shall also not exist where the act or omission of the Indemnitee involves recklessness, unless the corporation elects by resolution of its shareholders to provide such indemnification pursuant to RCW 23B.08.550(2)(d) (as now in effect or as it may hereafter be amended).

10.2.3 CONTINUATION AFTER SEPARATION. Such right of indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.

10.2.4 PROCEEDING BY INDEMNITEE. Except as provided in Section 10.3, such right of indemnification shall not exist where the Indemnitee seeks indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors prior to its initiation.

10.2.5 CONTRACT RIGHT; EXPENSES. The right of indemnification conferred in this Section 10.2 shall be a contract right and shall include the right to have the corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 10.2 or otherwise.

10.3 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 10.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall also be entitled to reimbursement for the expenses of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article 10 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proving by a preponderance of the evidence that the claimant is not so entitled. Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

10.4 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote or consent of shareholders or disinterested directors, or otherwise.

10.5 INSURANCE, CONTRACT, AND FUNDING. The corporation may maintain insurance at its own expense to protect itself and any Indemnitee against any expense, liability, or loss against which the corporation has the power to indemnify pursuant to this Article 10. In addition, the corporation may maintain insurance against such expense, liability, or loss whether or not the corporation would have the power to provide indemnification under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article 10 and may create trust funds, grant security interests in corporate assets, provide letters of credit, and use such other means as the corporation deems necessary or appropriate to ensure that indemnification is provided under this Article 10.

10.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of the Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to or on behalf of employees and agents of the corporation with the same scope and effect as the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

ARTICLE 11.

MISCELLANEOUS

11.1 RULES OF ORDER. All meetings of the shareholders and directors shall be conducted in the manner determined by the person acting as chairman of the meeting, to the extent not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the corporation.

11.2 SHARES OF ANOTHER CORPORATION. Shares of another corporation held by this corporation may be voted in person or by proxy by the CEO, the President, or an Executive Vice President specifically authorized to do so by resolution of the Board.

CERTIFICATE OF ADOPTION

The undersigned, being the Secretary of HomeStreet, Inc., hereby certifies that the foregoing is a true and correct copy of the Amended & Restated Bylaws adopted by resolution of the Board of Directors of the corporation on January 22, 2004.

/s/ Kyle Samuels